                                  Exhibit (11)

                        STERLING BANCORP AND SUBSIDIARIES
                 Statement Re: Computation of Per Share Earnings

                                                                         Three Months Ended                Nine Months Ended
                                                                            September 30,                    September 30,
                                                                        1997             1996             1997             1996
                                                                     ----------       ----------       ----------       ----------
Income for primary earnings per share:
  Net income                                           A             $2,817,717       $2,161,360       $7,913,309       $5,906,191
                                                                     ==========       ==========       ==========       ==========

Income for fully diluted earnings per share:
    Net income                                                       $2,817,717       $2,161,360       $7,913,309       $5,906,191
    Add expenses, net of tax effect
      on assumed conversion of
      Convertible Subordinated
      Debentures:
        Interest                                                         38,522          160,885          167,434          494,253
        Amortization of bond discount
          and expense                                                     1,145            2,179            3,435           24,385
                                                                     ----------       ----------       ----------       ----------

    Income for fully diluted shares                    B             $2,857,384       $2,324,424       $8,084,178       $6,424,829
                                                                     ==========       ==========       ==========       ==========

Common shares for primary earnings per share:
    Average shares issued                                             7,893,521        7,363,318        7,831,388        6,932,702
    Add assumed conversion at the beginning
    of the period or issuance date if later:
      Stock options                                                     166,137           41,984          124,963           44,630
      ESOP shares allocated                                              77,666           50,445           70,622           43,071
    Less: Average Treasury shares                                        42,905           39,843           42,568           50,893
                                                                     ----------       ----------       ----------       ----------
    Average common shares for compu-
      tation of primary earnings
      per share (See Note below)                       C              8,094,419        7,415,904        7,984,405        6,969,510
                                                                     ==========       ==========       ==========       ==========

Common shares for fully diluted earnings per share:
    Average common shares                                             8,094,419        7,415,904        7,984,405        6,969,510
    Add assumed conversion at the beginning
      of the period of issuance date if later:
      Convertible Subordinated Debentures                               365,120        1,146,080          365,120        1,146,080
      Series B preferred shares                                           2,460            2,460            2,460            2,530
      ESOP shares unallocated                                           168,676          198,525          176,513          206,517
      Stock options                                                     191,893              246          142,590            1,154
                                                                     ----------       ----------       ----------       ----------
    Average common shares for computation
      of fully diluted earnings per
      share (See Note below)                           D              8,822,568        8,763,215        8,671,088        8,325,791
                                                                     ==========       ==========       ==========       ==========




Per average common share:
  Net income                                           (A / C)       $     0.35       $     0.30       $     0.99       $     0.85
                                                                     ==========       ==========       ==========       ==========
  Net income assuming full dilution                    (B / D)       $     0.33       $     0.27       $     0.93       $     0.77
                                                                     ==========       ==========       ==========       ==========


Note:   Based on shares at end of each month.


                                       25